UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware (State or other jurisdiction of incorporation)	36-2517428 (IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	DFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2021, the board of directors of Discover Financial Services (the “Company”) appointed David L. Rawlinson II as a director of the Company and to serve on the Audit Committee. A copy of the press release announcing the appointment of Mr. Rawlinson is attached as Exhibit 99.1 to this report.

There are no arrangements or understandings between Mr. Rawlinson and any other person pursuant to which Mr. Rawlinson was selected as a director. There are no transactions involving Mr. Rawlinson that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as a director of the Company, Mr. Rawlinson will be eligible for compensation under the Company’s Directors’ Compensation Plan (the “Plan”). Under the Plan, Mr. Rawlinson will receive an annual retainer for his service as a director of $105,000 and will receive an annual committee member fee of $20,000 for his service on the Audit Committee, each prorated from the date of his appointment as a director.

In addition, on February 22, 2021, Mr. Rawlinson received a grant of 394 restricted stock units under the Plan, which is the annual equity award prorated from the date of his appointment as a director. The restricted stock unit awards vest on the earlier of the first anniversary of the date of grant or immediately prior to the first annual meeting of shareholders following the date of grant, subject to the terms and conditions of the Plan. All restricted stock unit awards are to be settled in shares of Company common stock. Like other eligible directors under the Plan, Mr. Rawlinson will be eligible to receive subsequent awards of restricted stock units under the Plan on the date of each annual shareholders meeting. Under the Plan, the amount of such subsequent awards of restricted stock units shall be equal to the number obtained by dividing $150,000 by the fair market value (as defined in the Plan) of a share of Company common stock on such day.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated February 23, 2021

104	Cover Page Interactive Data File — the cover page from this Current Report on Form 8-K, formatted as Inline XBRL (included as Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: February 23, 2021	By:	/s/ D. Christopher Greene
D. Christopher Greene
Vice President, Deputy General Counsel and Secretary